UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2006

Monmouth Real Estate Investment Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-24282	22-1897375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Juniper Business Plaza, Suite 3-C
3499 Route 9 North
Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9996

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

On December 5, 2006, Monmouth Real Estate Investment Corporation (the “Company”) will issue 1,150,000 shares of Series A Preferred Stock.  As set forth in the Articles Supplementary establishing the rights and preferences of the Series A Preferred Stock filed with the Maryland State Department of Assessments and Taxation on December 1, 2006, the Series A Preferred Stock ranks senior to the Company’s common stock, par value $0.01 per share.  Holders of the Series A Preferred Stock, if authorized by the Board of Directors and declared by the Company, are entitled to a cumulative quarterly dividend, at the annualized rate of $1.90625 per share, that will be paid before any dividend on the common stock is paid.  In addition to other preferential rights, the holders of the Series A Preferred Stock are entitled to receive the liquidation value, which is $25.00 per share, before the holders of the common stock in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs.

The terms of the Series A Preferred Stock are set forth in the Articles Supplementary, incorporated herein by reference as Exhibit 3.1.  A specimen stock certificate of the Series A Preferred Stock is incorporated herein by reference as Exhibit 4.1.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2006, the Company filed with the Maryland State Department of Assessments and Taxation the Articles Supplementary classifying 1,322,500 authorized but unissued shares of common stock, par value $.01 per share, of the Company as a series of preferred stock, designated as 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share.  The information set forth under Item 3.03 of this Current Report on Form 8-K regarding the Series A Preferred Stock is incorporated herein by reference.

Item 8.01 Other Events.

On November 30, 2006, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated (as representative of several underwriters), Cohen & Steers Capital Advisors, LLC, Ryan Beck & Co., Inc. and Ferris, Baker Watts, Incorporated (the “Underwriters”).  Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 1,150,000 shares (1,322,500 shares if the Underwriters’ over-allotment is exercised in full) of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), at a per share purchase price of $25.00.  The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.

 The Company anticipates closing the sale and purchase of the Series A Preferred Stock on December 5, 2006.

The Series A Preferred Stock is described in the Company’s prospectus supplement dated November 30, 2006 (the “Prospectus Supplement”) and supplements the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to a Registration Statement on Form S-3/A (File No.  333-136896), filed with the SEC on September 20, 2006, and declared effective on October 3, 2006 (the “Registration Statement”).  The Prospectus Supplement was filed with the SEC on November 30, 2006 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

In connection with the offering the Series A Preferred Stock, the Company is filing certain exhibits as part of this Form 8-K that are incorporated by reference in their entirety into the Registration Statement.

The Company issued a press release concerning the offering on November 30, 2006.  The press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1                                 Underwriting Agreement, dated November 30, 2006, among Monmouth Real Estate Investment Corporation, Stifel, Nicolaus & Company, Incorporated (as representative of several underwriters), Cohen & Steers Capital Advisors, LLC, Ryan Beck & Co., Inc., and Ferris, Baker Watts, Incorporated.

3.1                                 Articles Supplementary Establishing and Fixing the Rights and Preferences of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, dated December 1, 2006 (filed as Exhibit 3.3 to the Registrant’s Form 8-A filed on December 1, 2006 and incorporated herein by reference).

4.1                                 Specimen certificate representing the 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (filed as Exhibit 4.1 to the Registrant’s form 8-A filed on December 1, 2006 and incorporated herein by reference).

5.1                                 Opinion of Blackwell Sanders Peper Martin LLP as to the legality of the securities being issued by the Company.

8.1                                 Opinion of Blackwell Sanders Peper Martin LLP regarding certain material tax issues relating to the Company.

23.1                           Consent of Blackwell Sanders Peper Martin LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2                           Consent of Blackwell Sanders Peper Martin LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).

23.3                           Consent of Venable LLP.

99.1                           Press Release dated November 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Date: November 30, 2006
	By:	/s/ Anna T. Chew
	Name:	Anna T. Chew
	Title:	Chief Financial Officer